UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 29, 2006

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 701-2000
Registrant’s facsimile number, including area code: (206) 701-2500
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement
On December 29, 2006, we entered into a Credit Agreement with Wells Fargo Bank, National Association which provides a line of credit through December 1, 2008, for up to $25 million and will support letters of credit and forward currency contracts. As of January 1, 2007, based on our letters of credit outstanding, we had approximately $24.8 million available under this credit facility. The new line is secured by cash, cash equivalents and similar investments valued at $25 million, requires us to maintain additional liquid assets valued at $25 million, and does not contain any specific financial performance covenants. The indebtedness under the Credit Agreement constitutes “senior debt” under the indenture governing our outstanding convertible senior subordinated notes.
This new Credit Agreement replaces the Senior Secured Credit Agreement with Wells Fargo Foothill, Inc., which was terminated as of December 29, 2006. The security interests on substantially all of our assets and those of our subsidiary, Cray Federal Inc., securing the Wells Fargo Foothill line have been terminated. The new Credit Agreement will reduce the fees and reporting obligations required under the terminated Wells Fargo Foothill credit agreement.
Wells Fargo & Company, on behalf of two of its registered investment advisor subsidiaries, filed with the SEC a Schedule 13G on February 15, 2006, reporting beneficial ownership of 2,579,793 shares of our common stock as of December 31, 2005, which constitutes approximately 8.0% of our outstanding common stock as of December 29, 2006. In addition, Wells Fargo Foothill, Inc. holds a warrant to purchase 50,000 shares of our common stock. We believe Wells Fargo Bank, National Association and Wells Fargo Foothill, Inc. are each affiliated with Wells Fargo & Company. Wells Fargo & Company has no representation on our Board of Directors. The beneficial ownership interest in our common stock held by Wells Fargo & Company played no role in our decision, which was approved by our Board of Directors, to move our credit arrangements from Wells Fargo Foothill, Inc. to Wells Fargo Bank, National Association.
Item 1.02     Termination of a Material Definitive Agreement
The information set forth under Item 1.01 above with respect to the termination of our senior secured credit agreement with Wells Fargo Foothill, Inc. as of December 29, 2006, is incorporated into this section by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 above with respect to the new Credit Agreement with Wells Fargo Bank, National Association, dated as of December 29, 2006, is incorporated into this section by reference.
Item 9.01     Financial Statements and Exhibits
     (d)     Exhibits
 10.1  Credit Agreement, dated as of December 29, 2006, between Cray Inc. and Wells Fargo Bank, National Association.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 4, 2007
Cray Inc.
	By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson
Senior Vice President and General Counsel